                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         FIRST SENTINEL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

                         FIRST SENTINEL BANCORP, INC.
                         1000 WOODBRIDGE CENTER DRIVE
                         WOODBRIDGE, NEW JERSEY 07095
                                (732) 726-9700

                                                                  March 31, 1999
Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company"), the holding company for First Savings Bank, SLA (the "Bank") which will be held on April 29, 1999, at 10:00 a.m., at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey.

     The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of First Sentinel as well as representatives of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to make a statement if they desire to do so and to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees as directors specified under Proposal I, "FOR" the ratification of the Amended and Restated First Sentinel 1998 Stock-Based Incentive Plan described under Proposal II, and "FOR" Proposal III, the ratification of KPMG LLP as the Company's auditors.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

                                        Sincerely,

                                        /s/ John P. Mulkerin

                                        John P. Mulkerin
                                        President and Chief
                                        Executive Officer

                         FIRST SENTINEL BANCORP, INC.
                         1000 WOODBRIDGE CENTER DRIVE
                         WOODBRIDGE, NEW JERSEY 07095
                                (732) 726-9700
                          ___________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on April 29, 1999
                          ___________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company") will be held at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey, on April 29, 1999, at 10:00 a.m.

     A proxy statement and proxy card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

     1.   The election of three directors;
     2. The ratification of the Amended and Restated First Sentinel Bancorp, Inc. 1998 Stock-Based Incentive Plan; and
     3. The ratification of KPMG LLP as the independent auditors of the Company for the year ending December 31, 1999.

     In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered and voted upon at the Annual Meeting.

     The Board of Directors has established March 1, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the Common Stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the forgoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, New Jersey, for a period of ten days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself.

                                        By Order of the Board of Directors

                                        /s/ Christopher Martin

                                        Christopher Martin
                                        Secretary

Woodbridge, New Jersey
March 31, 1999

                         FIRST SENTINEL BANCORP, INC.
                          ___________________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29, 1999
                          ___________________________

SOLICITATION AND VOTING OF PROXIES

     This proxy statement is being furnished to stockholders of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey, on April 29, 1999, at 10:00 a.m., and at any adjournments thereof. The 1998 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1998, accompanies this proxy statement, which is first being mailed to stockholders on or about March 31, 1999.

     Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF FIRST SENTINEL WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" PROPOSAL I, "FOR" PROPOSAL II AND "FOR" PROPOSAL III.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY CARD, HOWEVER, CONFERS ON THE DESIGNATED PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES OF COMMON STOCK IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

     A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

     The cost of solicitation of proxies on behalf of management will be borne by First Sentinel. In addition to the solicitation of proxies by mail, Kissel-Blake, Inc., a Division of Shareholder Communications Corporation, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $4,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and First Savings Bank, SLA (the "Bank" or "First Savings"), without additional compensation therefor. First Sentinel will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of First Sentinel (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on March 1, 1999 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 42,421,768 shares.

     In accordance with the provisions of the Company's certificate of incorporation, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's certificate of incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of the Amended and First Sentinel Bancorp, Inc. 1998 Stock-Based Incentive Plan ("Incentive Plan"), the ratification of KPMG LLP as independent auditors and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's certificate of incorporation and bylaws, unless otherwise required by law, such matters shall be determined by a majority of votes cast without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's shares of Common Stock outstanding on the Record Date. Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                          AMOUNT AND
                                                                          NATURE OF
                                                                          BENEFICIAL            PERCENT OF
TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER             OWNERSHIP              CLASS
------------------------------------------------------------------------------------------------------------------
Common Stock             First Savings Bank, SLA                          2,229,937(1)          5.3%
                         Employee Stock Ownership Plan and Trust
                         c/o First Savings Bank, SLA

(1) The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. At March 1, 1999, 791,831 shares of Common Stock had been allocated to participating employee accounts. As of this same date, 1,438,106 unallocated shares remained in the ESOP.


                PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                      PROPOSAL I.  ELECTION OF DIRECTORS

     The number of directors of First Sentinel is currently set at ten. Each of the ten members of the Board of Directors of First Sentinel also serves as a director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

     Dr. Donald T. Akey and Messrs. Walter K. Timpson and Joseph Chadwick, have been nominated to stand for election at the Annual Meeting. Each of the nominees named are presently directors of the Company and the Bank. With the exception of Joseph Chadwick, no person being nominated by the Nominating Committee of the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and First Sentinel. Pursuant to the Agreement and Plan of Merger, dated July 9, 1998, by and between Pulse Bancorp, Inc. ("Pulse") and First Sentinel, ("Merger Agreement") the Company's Board of Directors was expanded and Joseph Chadwick, a former director of Pulse, was appointed to fill one of the vacancies. The Merger Agreement also provided that Mr. Chadwick was to be considered by the Nominating Committee to stand for election to a new three-year term as Director upon expiration of his initial term in 1999. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD IF EXECUTED AND RETURNED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

     In the event that any nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

     The following table sets forth, as of the Record Date, the names of the nominees, continuing directors, "Named Executive Officers" as defined below, and their ages, the year in which each became a director of the Bank and the year in which their term (or in the case of the nominees, their proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals as of the Record Date.

                                                                                          SHARES OF
                                               DIRECTOR/EXECUTIVE       EXPIRATION       COMMON STOCK
                                                    OFFICER                 OF           BENEFICIALLY         PERCENT
NAME                                 AGE           SINCE (1)               TERM           OWNED(2)(3)       OF CLASS(11)
----                               -------   ----------------------   --------------   ----------------   ----------------
NOMINEES:
---------
Donald T. Akey, M.D.                 76               1979                 1999           156,683(4)(5)           .37%
Joseph Chadwick                      56               1999                 1999           382,821(6)              .90
Walter K. Timpson                    76               1964                 1999           586,472(4)(5)          1.38

Continuing Directors:
---------------------
Harry F. Burke                       91               1970                 2001           264,982(4)(5)           .63
George T. Hornyak, Jr.               49               1999                 2001           743,653(6)             1.75
Christopher Martin                   42               1997                 2000           352,627(7)(8)           .83
Keith H. McLaughlin                  63               1983                 2000           302,775(4)(5)           .71
John P. Mulkerin                     61               1996                 2001           505,439(7)(8)          1.19
Philip T. Ruegger, Jr.               72               1983                 2000           654,935(4)(5)          1.54
Jeffries Shein                       59               1985                 2001           841,494(4)(5)(9)       1.98

NAMED EXECUTIVE OFFICERS:
-------------------------
John F. Cerulo, Jr.                  48               1988                   --            76,291(7)(8)           .18
Karen I. Martino                     39               1984                   --            63,794(7)(8)           .15
Richard Spengler                     37               1983                   --           152,735(7)(8)           .36

Stock ownership of all directors     --                 --                   --         5,084,701(10)           11.99
and executive officers as a group
(13 persons)

_______________________
(1)  Includes years of service as a director or executive officer of the Bank.
(2) Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting and dispositive powers as to the shares reported.
(3) All share data has been restated, as appropriate, to reflect the payment of all stock dividends and splits and the exchange of 3.9133 shares of Company Common Stock for each outstanding share of Bank common stock in connection with the 1998 Conversion and Reorganization.
(4) Includes 1,421 shares and 33,100 shares of unvested restricted stock awarded to each of Messrs. Akey, Burke, McLaughlin, Ruegger, Shein and Timpson under the First Sentinel Bancorp, Inc. 1996 Omnibus Incentive Plan ("1996 Incentive Plan") and the 1998 Stock-Based Incentive Plan ("1998 Incentive Plan"), respectively. Awards granted under the 1996 Incentive Plan began vesting at a rate of one-third per year commencing August 27, 1997. Awards granted under the 1998 Incentive Plan vest at a rate of 20% per year commencing December 16, 1999; provided, however, that 50% of each annual installment will only vest if the performance criteria established by the Compensation Committee of the Board of Directors is satisfied. Each participant has voting power as to the shares awarded.
(5) Includes the following options to purchase stock pursuant to First Sentinel's 1992 Stock Option Plan for Outside Directors, which are all currently exercisable: 65,481 shares to each of Messrs. McLaughlin and Ruegger; and 45,000 shares to Mr. Shein. Also includes 9,470 options to purchase Common Stock granted to each of Messrs. Akey, Burke, McLaughlin, Ruegger, Shein and Timpson under the 1996 Incentive Plan which are currently exercisable. Excludes 4,735 options granted to each of these same persons under the 1996 Incentive Plan which vest on August 27, 1999. Also excludes 82,750 options granted to each of Messrs. Akey, Burke, McLaughlin, Ruegger, Shein and Timpson under the 1998 Incentive Plan which have not yet vested. Options granted under the 1998 Incentive Plan vest at a rate of 20% per year commencing December 16, 1999.
(6) Includes the following options to purchase Common Stock that were granted by Pulse to Messrs. Chadwick and Hornyak prior to the merger of Pulse with and into First Sentinel: 84,494 options to Mr. Chadwick; and 133,426 options to Mr. Hornyak. Pursuant to the Merger Agreement, First Sentinel assumed all stock compensation plans of Pulse, and each outstanding option to purchase Pulse common stock was exchanged for options to purchase 3.764 shares of First Sentinel Common Stock. All such options are currently exercisable.
(7) Includes 5,840, 5,840, 1,579, 1,579 and 1,579 shares of unvested restricted stock awarded to Messrs. Mulkerin, Martin, Cerulo, Ms. Martino and Mr. Spengler, respectively, under the 1996 Incentive Plan. Awards granted under the 1996 Incentive Plan began vesting at a rate of one-third per year commencing November 19, 1997. Also includes 103,000, 95,000, 15,000, 20,000 and 42,000 shares of unvested restricted stock awarded to Messrs. Mulkerin, Martin, Cerulo, Ms. Martino and Mr. Spengler, respectively, under the 1998 Incentive Plan. Awards granted under the 1998 Incentive Plan vest at a rate of 20% per year commencing December 16, 1999; provided, however, that 50% of each annual installment will only vest if the performance criteria established by the Compensation Committee of the Board of Directors is satisfied. Each participant has voting power as to the shares awarded.
(8) Includes 36,302, 36,302, 6,313, 6,313, and 6,313 options to purchase Common Stock granted to Messrs. Mulkerin, Martin, Cerulo, Ms. Martino and Mr. Spengler, respectively, under the 1996 Incentive Plan which are currently exercisable. Excludes 18,151, 18,151, 3,157, 3,157 and 3,157 options granted to each of these persons under the 1996 Incentive Plan which vest on November 19, 1999. Also excludes 300,000, 260,000, 35,000, 45,000 and
     87,500 options granted to Messrs. Mulkerin, Martin, Cerulo, Ms. Martino and Mr. Spengler, respectively, under the 1998 Incentive Plan which have not yet vested. Options granted under the 1998 Incentive Plan vest at a rate of 20% per year commencing December 16, 1999.
(9) Includes 100,565 shares held in five trust accounts over which Mr. Shein, as trustee, has voting power.
(10) Includes a total of 24,943 shares of unvested restricted stock awarded under the 1996 Incentive Plan and 473,600 shares of unvested restricted stock awarded under the 1998 Incentive Plan. Excludes 74,183 options granted under the 1996 Incentive Plan and 1,224,000 options granted under the 1998 Incentive Plan which are not currently exercisable.
(11) Under applicable regulations, a person is deemed to have beneficial ownership of any share of Common Stock that may be acquired within 60 days of March 1, 1999 pursuant to the exercise of outstanding options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such person or group, but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

BIOGRAPHICAL INFORMATION

  Directors

     John P. Mulkerin is the President and Chief Executive Officer and a member of the Board of Directors of both the Company and the Bank. Mr. Mulkerin joined the Bank in 1987 as Executive Vice President, Chief Operating Officer and Corporate Secretary. He was named General Counsel of the Bank in 1993 and became the President and Chief Executive Officer in 1996. Mr. Mulkerin also serves as President and a director of FSB Financial Corp. and 1000 Woodbridge Center Drive, Inc., two wholly-owned subsidiaries of the Bank. Mr. Mulkerin is also a member of the Board of Directors of Middlesex Water Company, Raritan Bay Medical Center and Daytop Village Foundation.

     Christopher Martin is the Executive Vice President, Chief Financial and Operating Officer and Corporate Secretary of both the Company and the Bank. He is also a member of both Boards of Directors. He joined the Bank in 1984 and served as Controller of the Bank until 1989, when he was named Senior Vice President and Chief Financial Officer. He was named Executive Vice President in 1994. In 1996, he was appointed the Chief Operating Officer and elected to the Board of Directors of the Bank. Mr. Martin is also the Executive Vice President, Treasurer and a director of FSB Financial Corp., and serves as the Executive Vice President and a director of 1000 Woodbridge Center Drive, Inc.

     Donald T. Akey, M.D. joined the Board of First Savings in 1979. Dr. Akey is a surgeon who practiced in Metuchen, New Jersey, for over forty years. Dr. Akey is retired from active practice.

     Harry F. Burke joined the Board of First Savings in 1970. Mr. Burke owned and operated a general insurance agency in Woodbridge, New Jersey, prior to the sale of the business in 1980.

     Joseph Chadwick, a former director of Pulse, joined the Board of First Sentinel in 1999 following the merger of Pulse with and into the Company. Mr. Chadwick is President of Thomas and Chadwick/Riverside Supply Company, a retailer of building supplies and fuel oil. He has held this position since 1971.

     George T. Hornyak, Jr. also joined the Board of First Sentinel in 1999 following the merger of Pulse with and into First Sentinel. Mr. Hornyak was formerly the President, Chief Executive Officer and a director of Pulse. He is also a director of Mercer Mutual Insurance Company.

     Keith H. McLaughlin joined the Board of First Savings in 1983. He is the President and Chief Executive Officer of Raritan Bay Medical Center, which operates acute care hospitals in Perth Amboy and Old Bridge, New Jersey. Mr. McLaughlin also serves as a director of the Princeton Insurance Company.

     Philip T. Ruegger, Jr. joined the Board of First Savings in 1983. Mr. Ruegger is now an investor. Previously, he was President of Northwest Construction Co., a real estate construction and management firm. Mr. Ruegger served as director of the National Bank of New Jersey, a commercial bank, from 1968 through 1981.

     Jeffries Shein joined the Board of First Savings in 1985. He is a partner with Jacobson, Goldfarb and Tanzman Associates, L.L.C., a commercial real estate brokerage firm. Mr. Shein serves on the Board of Directors of Middlesex Water Company and is Chairman of the Board of Raritan Bay Medical Center.

     Walter K. Timpson joined the Board of First Savings in 1964 and was appointed Chairman of the Bank's Board of Directors in June 1996. He also serves as the Chairman of the Board of First Sentinel. Mr. Timpson has operated a real estate appraisal firm in Metuchen, New Jersey, for over forty years.

  Executive Officers Who Are Not Directors

     John F. Cerulo, Jr. joined the Bank in 1988 as Senior Vice President-Retail Banking. Prior to joining First Savings, Mr. Cerulo worked for another savings institution for 16 years as a Branch Administrator.

     Karen I. Martino joined the Bank in 1984. She is now Senior Vice President and Auditor, a position she has held since 1990.

     Richard Spengler joined the Bank in 1983. He was appointed Assistant Vice President in 1990, and Vice President of Mortgage Operations in 1991. In January 1995, Mr. Spengler was named Senior Vice President-Chief Lending Officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's officers (as defined in regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year it complied with all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners, with the exception of Mr. Mulkerin, who, due to an oversight, did not report one transaction on a timely basis.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held 18 regular and special meetings in 1998. The Board of Directors of the Bank also held 18 regular and special meetings in 1998. The Boards of Directors of the Company and the Bank jointly maintain standing Audit, Compensation and Nominating Committees. No director of the Company attended fewer than seventy-five percent (75%) in the aggregate of the total number of the Board meetings held and the total number of committee meetings on which such director served during 1998.

     The joint Audit Committee of the Company and the Bank is comprised of Dr. Akey (Chairman) and Messrs. Burke, McLaughlin, Ruegger and Timpson. This committee is responsible for reviewing and reporting to the Board on the Company's financial condition and reviewing the audit reports of the Company from its internal and independent auditors. The committee met five times in 1998.

     The Compensation Committee consists of Messrs. Timpson (Chairman), McLaughlin, Ruegger and Shein. The Compensation Committee meets at least annually to review the performance and remuneration of the officers and employees of the Bank. The Committee reviews and approves all compensation programs to be implemented by the Bank and the Company. The Compensation Committee met four times in 1998.

     The full Board of Directors of the Company acts as a nominating committee (the "Nominating Committee") for the annual selection of nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor established procedures for this purpose. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's bylaws. See "ADDITIONAL INFORMATION--Notice of Business to Be Conducted at an Annual Meeting." The Board of Directors met once during the past fiscal year in its capacity as the Nominating Committee.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Directors of the Company receive an annual retainer of $1,500. Directors of the Bank receive a monthly retainer of $1,750, as well as $750 for each Board meeting attended and $300 for each committee meeting attended.

     DIRECTORS' DEFERRED FEE PLAN. Directors may elect to defer all or part of their fees under the Agreement for Deferment of Directors' Fees (the "Deferred Fee Agreement"). The fees so deferred are recorded on the books of the Bank as a liability in the year the fees are earned; however, the Bank does not specifically fund the amount so deferred. The Bank pays the deferred fees to the directors not earlier than the time they cease to be a director, retire or attain age 65 (or some other age specifically elected by the director), unless the Bank determines it serves its best interests or the best interests of the director to disburse these funds at an earlier date.

     The Bank also maintains the First Savings Bank, SLA Directors' Deferred Fee Stock Unit Plan (the "Deferred Fee Stock Unit Plan"). During the Bank's 1992 and 1995 stock offerings and the reorganization and conversion stock offering of the Company in 1998 (the "1998 Conversion and Reorganization"), directors who had deferred fees under the Deferred Fee Agreement had the opportunity to elect to defer the fees under the Deferred Fee Stock Unit Plan. Each director who elected to participate in the Deferred Fee Stock Unit Plan had his deferred fees credited with a number of shares of Common Stock based on the fair market value of the stock. Messrs. Burke, McLaughlin, Martin, Ruegger, Shein and Timpson currently participate in the Plan.

     RETIREMENT PLAN. First Savings also maintains a nonqualified, unfunded retirement plan for directors who are not employees, have served as a director for five (5) years, and who retire from the Board of Directors within the time specified under the Retirement Plan. Benefits, in general, are either equal to all or a portion of the current annual retainer received by Board members, depending upon the director's age and length of service at retirement. Benefits are paid monthly, commencing in the month following the director's retirement from the Board and ending in the month following the director's death.

     STOCK OPTION PLAN FOR OUTSIDE DIRECTORS. During 1992, the Bank's Board of Directors adopted the First Savings Bank, SLA 1992 Stock Option Plan for Outside Directors ("1992 Directors' Option Plan"). The 1992 Directors' Option Plan was subsequently assumed by the Company following the 1998 Conversion and Reorganization. Under the terms of the 1992 Directors' Option Plan, directors who were not employees of the Bank were granted non-statutory options to purchase shares of common stock of the Bank. The plan is self-administering, and all options available under the plan have been awarded. As of March 1, 1999, options for 175,962 shares of the Company's Common Stock remained outstanding, all of which were exercisable. The exercise price as of March 1, 1999, as adjusted for all stock dividends and splits and the exchange of 3.9133 shares of Company Common Stock for each outstanding share of Bank common stock in connection with the 1998 Conversion and Reorganization ("3.9133 Exchange Ratio"), was $0.87 per share.

     1996 INCENTIVE PLAN. In 1996, the Bank adopted the First Savings Bank, SLA 1996 Omnibus Incentive Plan (the "1996 Incentive Plan") for directors, officers and certain employees of the Bank and its affiliates. Under the terms of the 1996 Incentive Plan, each non-employee director of the Bank was awarded 1,200 shares of restricted stock and options for 3,000 shares of common stock of the Bank. The restricted stock and option awards vest in equal installments over a three-year period from the date of grant. The non-employee directors' portion of the plan is self-administering. The 1996 Incentive Plan was subsequently assumed by the Company following the 1998 Conversion and Reorganization. As of March 1, 1999, subject to adjustments for all stock dividends and splits and the
3.9133 Exchange Ratio in connection with the 1998 Conversion and Reorganization, 8,520 shares of restricted stock had been awarded to non-employee directors in the aggregate, but had not yet vested. Options for 85,230 shares, as adjusted, had been issued as of March 1, 1999, of which, options for 56,820 shares were exercisable and options for 28,410 shares had not yet vested. The current exercise price of the options awarded under the 1996 Incentive Plan, as adjusted, was $3.33 per share at that date.

     1998 INCENTIVE PLAN. In connection with the 1998 Conversion and Reorganization, the Company adopted the First Sentinel Bancorp, Inc. 1998 Stock-Based Incentive Plan (the "1998 Incentive Plan"). Pursuant to the 1998 Incentive Plan, non-employee directors of the Company at the time the Plan was adopted were each awarded 33,100 shares of restricted stock and options for 82,750 shares. The options have an exercise price of $9.00 per share. The restricted stock and options vest in equal installments over a five-year period. The non-employee directors' portion of the plan is self-administering. For a discussion of the proposed Amended and Restated 1998 Incentive Plan see "Proposal II. Ratification of the Amended and Restated First Sentinel Bancorp, Inc. 1998 Stock-Based Incentive Plan."

EXECUTIVE COMPENSATION

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act"), except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION COMMITTEE REPORT

GENERAL

     In accordance with the rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors (the "Committee") presents the following information regarding the compensation and benefit arrangements for the Company's President and Chief Executive Officer and the other executive officers of the Company, including those who are "Named Executive Officers" as defined elsewhere herein.

     The Committee is comprised of four non-employee directors, namely Messrs. Walter K. Timpson (Chairman), Keith H. McLaughlin, Philip T. Ruegger, Jr., and Jeffries Shein. The Committee generally meets at least twice a year to review the current levels and structure of compensation and benefits for the executive officers and other senior officers of the Company and the Bank in relation to industry practices, to determine formal salary ranges and individual adjustments in base salary and benefit arrangements in the context of competitive trends, performance results for the Company and individual executives and other relevant circumstances, and to approve specific performance goals and earned incentive awards for each year as required under the Bank's Annual Incentive Plan. The Committee also administers the Company's option plans, the Incentive Savings Plan (401(k)) and the Employee Stock Ownership Plan ("ESOP") as they apply to all employees of the Company and the Bank.

EXECUTIVE COMPENSATION POLICIES

     The underlying principle that governs the executive compensation policies of First Sentinel is to provide competitive financial reward opportunities that are tied to the performance of the Company, the Bank and members of the executive team. As a result, the Company's compensation programs are structured to generate total compensation levels approximating market average when financial results are comparable to average performance in the regional savings institution industry, and to increase or decrease compensation, as appropriate, if performance varies significantly from these industry averages. Performance measurement for these comparative purposes is based on return on equity and the Company's success in maintaining capital strength while achieving strategic growth in targeted markets.

BASE SALARY

     The basic elements of the executive compensation program are base salary, annual incentives, equity-based, long-term incentives and certain other benefits. The Committee reviews the executives' base salary levels and salary ranges on an annual basis and reviews the other compensation programs on a periodic basis to ensure their market competitiveness and continued effectiveness. These reviews are performed primarily by comparing compensation levels to those of the Company's peer group. Individual executive salaries are determined relative to the ranges of salaries reflected in the peer group analysis and on the basis of a subjective assessment of each executive's knowledge, experience and contribution to the Company's success. The Committee is assisted in this review process by outside compensation consultants who provide reports on practices among comparable asset-size savings banks in the Mid-Atlantic States of New Jersey, New York and Pennsylvania. The Committee ratified and adopted the report of the compensation consultant.

ANNUAL INCENTIVE PLAN

     The Company and the Bank offer the opportunity for additional compensation through a formal annual incentive program that was first adopted for the Bank's senior officers in 1983. The annual incentive program is based upon the achievement of predetermined goals and annual return on equity. The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. The performance goals are structured with a target level that the Committee determines as an expected industry average for the coming year through the use of peer group analysis and published surveys of compensation in the banking industry. Actual annual incentive awards are determined by measuring an executive's performance relative to the achievement of both the Company's and the individual's goals for that year.

EQUITY-BASED COMPENSATION

     The Company and the Bank have also utilized equity-based compensation over the years in connection with each of the Company's and the Bank's public stock offerings. Equity-based compensation has been provided in the form of stock options and restricted stock awards. The purpose of these awards is to align executive long-term compensation opportunities with the interests of stockholders in the value of the Company's stock. In each case, the number of stock options and restricted stock awards granted to executives has been determined on the basis of peer group analysis, published compensation surveys for the banking industry and on the basis of the individual's performance and relative contribution to the Company's success.

     In connection with the 1998 Conversion and Reorganization, and upon the recommendation of the Committee, the Company established the 1998 Incentive Plan. Pursuant to the 1998 Incentive Plan, the Board of Directors authorized grants of options and restricted stock awards to key employees and outside directors of the Company and the Bank. The awards granted under the plan vest in equal installments over a five-year period. The awards are also subject to the attainment of certain performance goals. The stock options awarded under the plan were granted with an exercise price greater than the fair market value of the stock on the date of grant. In addition, realization of the full amount of the restricted stock awards each year is subject to the Company's attainment of certain financial targets for the year, as established by the Board of Directors.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. John P. Mulkerin has served as the President and Chief Executive Officer of the Company and the Bank since 1996. The cash compensation provided to Mr. Mulkerin is predicated upon the performance of the Company and the Bank as compared to other regional savings banks of comparable asset size and the salary and total cash compensation trends for similar executive positions in the same group of banks. In setting Mr. Mulkerin's base salary, the Committee reviewed both the current profitability of the Bank and the attainment of predetermined short- and long-term objectives as contained in the Company's strategic business plan. The performance measures used in this overall assessment are: return on equity, the attainment of stated objectives and the Company's capital strength. The Committee set Mr. Mulkerin's base salary for 1998 at $260,000, which represented a 10.1% increase over his base salary of $236,250 for 1997.

     Mr. Mulkerin also received an annual incentive award and stock options and restricted stock awards under the 1998 Incentive Plan. The annual incentive award earned by Mr. Mulkerin for 1998 represented the target award amount and the attainment of specific objectives predetermined by the Committee. The stock options and restricted stock awards were also granted in accordance with the Company's policy with respect to such awards. Mr. Mulkerin's total compensation for 1998 reflected the Company's achievement of its target levels and goals and his contribution to attaining those goals. For the amount of stock options and restricted stock awards granted to Mr. Mulkerin under the 1998 Incentive Plan, see "Summary Compensation Table."


                            COMPENSATION COMMITTEE

     Walter K. Timpson, Chairman             Philip T. Ruegger, Jr.
     Keith H. McLaughlin                     Jeffries Shein

     STOCK PERFORMANCE GRAPH. The following graph shows a five year comparison of stockholder return on the Company's Common Stock based on the market price of the Common Stock assuming an initial investment of $100 and reinvestment of dividends, with the cumulative total returns of companies on The Nasdaq Stock Market and the SNL Thrift Index. The Company's performance includes the performance of its predecessor, First Savings, as adjusted to reflect the 3.9133 Exchange Ratio utilized in connection with the 1998 Conversion and Reorganization.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                         FIRST SENTINEL BANCORP, INC.,
               THE NASDAQ STOCK MARKET AND THE SNL THRIFT INDEX
                    (PERFORMANCE RESULTS THROUGH 12/31/98)

                          FIRST SENTINEL BANCORP, INC.

                             [GRAPH APPEARS HERE]

                                                                       PERIOD ENDING
                                     ---------------------------------------------------------------------------------
Index                                    12/31/93      12/31/94      12/31/95      12/31/96      12/31/97     12/31/98
----------------------------------------------------------------------------------------------------------------------
First Sentinel Bancorp, Inc.               100.00        128.15        172.66        234.16        811.82       485.32
NASDAQ - Total US                          100.00         97.75        138.26        170.01        208.58       293.21
Thrifts (All)                              100.00         98.82        153.90        200.53        341.22       300.11

SUMMARY COMPENSATION TABLE. The following table sets forth certain information as to the total remuneration paid by the Company to the Chief Executive Officer and other executive officers who received salary and bonuses in excess of $100,000 during the year ended December 31, 1998 ("Named Executive Officers"). In addition, the table sets forth information regarding total remuneration for the years ended December 31, 1997 and 1996. All share information has been adjusted to reflect all stock dividends and splits and the 1998 Conversion and Reorganization Exchange Ration of 3.9133.

                                                              ANNUAL                        LONG-TERM COMPENSATION
                                                          COMPENSATION(1)                           AWARDS
                                               --------------------------------------------------------------------------
                                        FISCAL                              OTHER         RESTRICTED       SECURITIES
          NAME AND PRINCIPAL            YEARS                               ANNUAL           STOCK         UNDERLYING
              POSITIONS                 ENDED   SALARY(1)(2)  BONUS(3)  COMPENSATION(4)    AWARDS(5)   OPTIONS/SARS(#)(6)
              ---------                 ------  ------------  --------  ---------------  ------------  ------------------
John P. Mulkerin                         1998     $281,000    $78,000     $       --       $785,375            300,000
President and Chief Executive Officer    1997      257,250     70,875             --             --                 --
                                         1996      202,250     67,500             --         66,138             54,454

Christopher Martin                       1998      231,000     63,000             --        724,375            260,000
Executive Vice President, Chief          1997      201,250     56,700             --                      --
Financial Officer, Chief                 1996      160,460     54,000             --         66,138             54,454
Operating Officer and Corporate
Secretary

Richard Spengler                         1998      115,000     17,250             --        320,250             87,500
Senior Vice President, Chief             1997      105,000     15,750             --             --                 --
Lending Officer                          1996      100,000     15,750             --         17,875              9,470

Karen I. Martino                         1998       91,500     13,725             --        152,500             45,000
Senior Vice President,                   1997       88,000     13,200             --             --                 --
Audit and Compliance                     1996       84,000     12,600             --         17,875              9,470

John F. Cerulo, Jr.                      1998       89,000     10,000             --        114,375             35,000
Senior Vice President,                   1997       86,750     13,012             --             --                 --
Retail Banking                           1996       83,000     12,450             --         17,875              9,470

                                         PAYOUTS
                                       ----------

          NAME AND PRINCIPAL              LTIP         ALL OTHER
              POSITIONS                PAYOUTS(7)  COMPENSATION(8)(9)
              ---------                ----------  ------------------
John P. Mulkerin                        $   --            $25,269
President and Chief Executive Officer       --            $52,004
                                            --             19,813

Christopher Martin                          --             25,269
Executive Vice President, Chief             --             52,004
Financial Officer, Chief                    --             18,905
Operating Officer and Corporate
Secretary

Richard Spengler                            --             18,018
Senior Vice President, Chief                --             34,176
Lending Officer                             --             13,042

Karen I. Martino                            --             14,336
Senior Vice President,                      --             27,558
Audit and Compliance                        --             10,534

John F. Cerulo, Jr.                         --             13,945
Senior Vice President,                      --             27,166
Retail Banking                              --             10,409

(1) Includes directors' fees paid to Mr. Mulkerin in 1998, 1997 and 1996, and paid to Mr. Martin in 1998 and 1997.
(2) Includes amounts of salary deferred pursuant to the Incentive Savings Plan for Employees of First Savings Bank, SLA 401(k).
(3) Includes bonuses granted pursuant to First Savings' Annual Incentive Plan. Under this plan, bonuses are awarded by the Compensation Committee of the Board of Directors based upon achieving certain predetermined profit levels and other identifiable goals.
(4) First Savings provides certain executive officers with the use of an automobile, club dues and certain other benefits, which, in the aggregate, do not exceed the lesser of either $50,000, or 10% of the total annual salary and bonus reported for any of the named executive officers.
(5) Pursuant to the 1998 Incentive Plan, Messrs. Mulkerin, Martin, Spengler, Ms. Martino and Mr. Cerulo were awarded 103,000 shares, 95,000 shares, 42,000 shares, 20,000 shares and 15,000 shares of Common Stock, respectively, in December 1998, which had a market value of $837,390, $772,350, $341,460, $162,600 and $121,950, respectively, at December 31,
     1998. Shares awarded under the 1998 Incentive Plan vest in equal installments over a five-year period beginning on December 16, 1999. Dividends paid by the Company will be accrued for plan share awards until such awards have vested, at which time all accrued dividends will be paid to the award recipient. Pursuant to the 1996 Incentive Plan, Messrs. Mulkerin, Martin, Spengler, Ms. Martino and Mr. Cerulo were awarded, on an adjusted basis, 17,520 shares, 17,520 shares, 4,735 shares, 4,735 shares and 4,735 shares of Common Stock, respectively, in November 1996, which had a market value of $142,438, $142,438, $38,496, $38,496 and $38,496, respectively, at December 31, 1998. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of grant. A committee of non-employee directors determines the date on which plan share awards vest. Pursuant to the award agreements, the awards vest over a three-year period from the date of grant. Dividends paid by the Company will be accrued for plan share awards until such awards have vested, at which time all accrued dividends will be paid to the award recipient.
(6) First Sentinel maintains the 1998 Incentive Plan and the 1996 Incentive Plan for the benefit of officers and employees. Options awarded under the 1998 Incentive Plan vest at the rate of 20% per year beginning on December 16, 1999. Options awarded under the 1996 Incentive Plan vest at the rate of 33 1/3% per year beginning on November 19, 1997.
(7) For 1998, 1997 and 1996, the Company had no long-term incentive plan; accordingly, there were no payouts or awards under any long-term incentive plan.
(8)  Includes $5,000, $5,000, $3,450, $2,745 and $2,670 contributed by First
     Savings in 1998 to the accounts of Messrs. Mulkerin, Martin, Spengler, Ms. Martino and Mr. Cerulo, respectively, under the Incentive Savings Plan for Employees of First Savings Bank, SLA 401(k).
(9)  Includes $20,269, $20,269, $14,568, $11,591 and $11,275, contributed by
     First Savings pursuant to First Savings' ESOP in 1998 allocated for the benefit of Messrs. Mulkerin, Martin, Spengler, Ms. Martino and Mr. Cerulo, respectively.

     EMPLOYMENT AGREEMENTS. First Savings and First Sentinel have entered into employment agreements (collectively, the "Employment Agreements") with Messrs. Mulkerin and Martin (the "Executives"). The Employment Agreements are intended to ensure that First Savings and First Sentinel will be able to maintain a stable and competent management base. The continued success of First Savings and First Sentinel depends to a significant degree on the skills and competence of Messrs. Mulkerin and Martin.

     The Employment Agreements provide for a three-year term for the Executives. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of First Savings and First Sentinel will review the agreements and the Executive's performance for purposes of determining whether to extend the agreements with First Savings and First Sentinel for an additional year such that the remaining terms would be the amount of the original terms. The annual base salary for Messrs. Mulkerin and Martin under the Employment Agreements is $260,000 and $210,000, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The Employment Agreements provide for termination by First Savings or First Sentinel for cause, as defined in the agreements, at any time. In the event First Savings or First Sentinel chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from First Savings and First Sentinel upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of First Savings or First Sentinel; or
(v) a breach of the agreement by First Savings or First Sentinel, the Executive or, in the event of death, his beneficiary, is entitled to receive the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of First Savings or First Sentinel during the remaining term of the agreement. First Savings and First Sentinel would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Employment Agreements.

     Under the Employment Agreements, if voluntary or involuntary termination follows a "change in control" of First Savings or First Sentinel, as defined in the Employment Agreements, the Executive or, in the event of death, his beneficiary, will be entitled to a payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) a severance payment equal to three times the average of the five preceding taxable years' compensation. First Savings and First Sentinel would also continue the Executive's life, health, and disability coverage for 36 months.
Notwithstanding that both agreements will provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

     Payments to the Executives under First Savings' Employment Agreement are guaranteed by First Sentinel in the event that payments or benefits are not paid by First Savings. Payment under First Sentinel's Employment Agreement will be made by First Sentinel. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements will be paid by First Savings or First Sentinel, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that First Savings and First

Sentinel indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively. In the event of a "change in control" of First Savings or First Sentinel, the total amount of payments that would be due under the Employment Agreements, based upon gross compensation paid to Messrs. Mulkerin and Martin in the past year, would be approximately $1.3 million in the aggregate.

     CHANGE IN CONTROL AGREEMENTS. First Savings has also entered into Change in Control Agreements ("CIC Agreements") with certain other officers of First Savings. Such agreements have terms of two or three years. The CIC Agreements provide that, commencing on the first anniversary date and continuing on each anniversary thereafter, First Savings' CIC Agreements may be renewed by the Board of Directors for an additional year. The CIC Agreements with First Savings will also provide that in the event voluntary or involuntary termination follows a change in control of First Savings or First Sentinel, the officer is entitled to receive a severance payment equal to two to three times the officer's average annual compensation for the five years preceding termination, depending on the term of the officers' CIC Agreement. First Sentinel and First Savings will also continue, and pay for, the officer's life, health and disability coverage for 24 to 36 months following termination. Payments to the officer under First Savings' CIC Agreements will be guaranteed by First Sentinel in the event that payments or benefits are not paid by First Savings. In the event of a change in control of First Savings or First Sentinel, the total payments that would be due under the CIC Agreements, based upon gross compensation paid to the officers covered by the CIC Agreements over the past three fiscal years, would be approximately $2.3 million.

     EMPLOYEE SEVERANCE COMPENSATION PLAN. First Savings' Board of Directors has also established the First Savings Bank, SLA Employee Severance Compensation Plan ("Severance Plan"), which provides eligible employees with severance pay benefits in the event of a change in control of First Savings or First Sentinel. Management personnel with Employment or CIC Agreements are not eligible to participate in the Severance Plan. Generally, all employees are eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of First Savings or First Sentinel, eligible employees who are terminated from or terminate their employment within one year of the change in control (for reasons specified under the Severance Plan), are entitled to receive a severance payment. The participant is entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 100% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by First Savings in the event of a takeover. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon salary levels at December 31, 1998, would be approximately $2.4 million.

OPTION GRANTS IN LAST FISCAL YEAR. The following table provides information on option grants in fiscal 1998 to Messrs. Mulkerin, Martin, Spengler, Ms. Martino and Mr. Cerulo under the 1998 Incentive Plan:

                                                                                        Potential Realizable Value
                                                                                          At Assumed Annualized
                                                                                          Rates of  Stock Price
                                                                                             Appreciation for
                                             Individual Grants                                Option Term(1)
              -----------------------------------------------------------------------  ----------------------------
                                                % of Total
                                                 Options
                                    Number of   Granted to    Exercisable
                       Date of       Options   Employees in    Price Per   Expiration
       Name            Grant(2)      Granted    Fiscal Year      Share        Date           5%             10%
       ----            --------      -------    ----------       -----        ----           --             ---
John P. Mulkerin       12/16/98       300,000          31.5%        $9.00    12/16/08    $1,701,000     $4,293,000
Christopher Martin     12/16/98       260,000          27.3          9.00    12/16/08     1,474,200      3,720,600
Richard Spengler       12/16/98        87,500           9.2          9.00    12/16/08       496,125      1,252,125
Karen I. Martino       12/16/98        45,000           4.7          9.00    12/16/08       255,150        643,950
John F. Cerulo, Jr.    12/16/98        35,000           3.7          9.00    12/16/08       198,450        500,850

____________________
(1) "Potential Realized Value" is disclosed in response to the SEC's rules which require such disclosure for illustration purposes and is based on the difference between the potential market value of shares issuable upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted by stockholders as, representations or projections of future value of the Common Stock or of the stock price.
(2) All options granted on December 16, 1998, become exercisable in annual installments of 20% of the total grant, beginning on December 16, 1999.

     OPTION PLANS. In addition to the 1998 Incentive Plan, the Company also maintains the 1996 Incentive Plan and the 1992 Incentive Stock Option Plan which provide discretionary awards to officers and employees of the Bank as determined by the Compensation Committee. Pursuant to the Merger Agreement with Pulse, the Company also assumed the outstanding options under Pulse's three option plans prior to the Merger. No options remain available for grant under these plans. The following table shows options exercised by the Named Executive Officers during 1998, including the aggregate value of gains on the date of exercise. In addition, the table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. All share information has been adjusted, as appropriate, to reflect four 10% stock dividends, a two-for-one stock split, and the exchange of
3.9133 shares of Company Common Stock for each share of Bank Common Stock in connection with the 1998 Conversion and Reorganization.

             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                           SHARES                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                          ACQUIRED       VALUE           OPTIONS/SARS AT             OPTIONS/SARS AT
                         ON EXERCISE    REALIZED        DECEMBER 31, 1998           DECEMBER 31, 1998
     NAME                   (1)(#)        ($)                 (1)(#)                      (2)($)
----------------------------------------------------------------------------------------------------------
                                                    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                    ------------------------------------------------------
John P. Mulkerin            8,331      $70,897 (3)       36,302        318,151     $157,914        $78,957
Christopher Martin            --            --           36,302        278,151      157,914         78,957
Richard Spengler              --            --            6,313         90,657       27,462         13,733
Karen I. Martino              --            --            6,313         48,157       27,462         13,733
John F. Cerulo, Jr.           --            --            6,313         38,157       27,462         13,733

(1) Options are subject to limited stock appreciation rights pursuant to which options, to the extent outstanding for at least six months, may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised.
(2) The value of the in-the-money options represents the difference between the fair market value of the Common Stock of $8.13 per share and the exercise price of $3.78 per share as of December 31, 1998. All options granted under the 1998 Incentive Plan had an exercise price greater than the fair market value of the Common Stock at December 31, 1998, and are therefore not reflected in the total value.
(3) The market price of the Common Stock on July 10, 1998, the date Mr. Mulkerin exercised his options, was $9.38. The exercise price was $0.87 per share, as adjusted.

     PENSION PLAN. First Savings is a participant in the Financial Institutions Retirement Fund, a multi-employer defined benefit plan (the "Plan"). All employees age 21 or older who have completed one year of service are eligible to participate in this Plan. Retirement benefits are based upon a formula utilizing years of service and average compensation. Participants are vested 100% upon the completion of five years of service.

     The Financial Institutions Retirement Fund does not segregate its assets, liabilities or costs by participating employer. Therefore, disclosure of the accumulated benefit obligations, plan assets and the components of annual pension expense attributable to First Savings cannot be ascertained.

     The following table illustrates annual pension benefits at age 65 under the most advantageous plan provisions available at various levels of compensation and years of service. The benefits listed in the table are not subject to a deduction for Social Security or any other offset amount.

                                          ESTIMATED ANNUAL RETIREMENT BENEFIT PAYABLE AT AGE 65
                                    TEN YEAR CERTAIN AND LIFE ANNUITY TO AN EMPLOYEE RETIRING IN 1998
                            --------------------------------------------------------------------------------
                                                      YEARS OF CREDITED SERVICE (1)
                            --------------------------------------------------------------------------------
       HIGH-5 AVERAGE
    COMPENSATION (2)(4)                10                  15                  20                  25
----------------------------    ----------------    ----------------    ----------------    ----------------
     $ 20,000                       $ 4,000              $ 6,000            $  8,000            $ 10,000
       30,000                         6,000                9,000              12,000              15,000
       50,000                        10,000               15,000              20,000              25,000
       75,000                        15,000               22,500              30,000              37,500
      100,000                        20,000               30,000              40,000              50,000
      150,000                        30,000               45,000              60,000              75,000
      200,000                        40,000               60,000              80,000             100,000
      300,000 and over (3)           60,000               90,000             120,000             123,574

_______________
(1) As of December 31, 1998, John P. Mulkerin, Christopher P. Martin, Richard Spengler, Karen I. Martino and John F. Cerulo, Jr. had 10, 13, 13, 14 and 10 years of credited service, respectively.
(2) Under current law, the average final compensation for computing benefits under the Pension Plan cannot exceed $160,000 (indexed for inflation). However, benefits are not reduced below the level of benefits accrued as of December 31, 1992.
(3) Under current law, the maximum benefit is limited to $123,574 per year.
(4) The compensation utilized for formula purposes include salary amounts listed under "Summary Compensation Table."

     Supplemental Executive Retirement Plan. Effective as of January 1, 1994, the Board of Directors revised a previously existing plan entitled the Retirement Benefit Maintenance Plan (the "Maintenance Plan") and restated it as the First Savings Bank, SLA Supplemental Executive Retirement Plan ("SERP"). The SERP provides a post-employment supplemental retirement benefit for participants who retire on or after their "Normal Retirement Age" (age 65) equal to (i) seventy-five percent (75%) of the participant's base salary during the twelve months prior to retirement, (ii) less the amount of the participant's "Pension Plan Annual Benefit" and "Primary Social Security Benefit," as defined in the plan. The plan allows for benefits, reduced according to actuarial considerations, for early retirement. The SERP is not a tax-qualified employee benefit plan. Pursuant to the SERP, the estimated additional annual benefits payable upon retirement at normal retirement age for Messrs. Mulkerin and Martin, the only participants in the SERP, are $122,218 and $60,022, respectively.

     First Savings also implemented in 1998 an additional supplemental executive retirement plan to provide for supplemental benefits to certain employees whose benefits under the ESOP and/or 401(k) Plan are reduced by limitations imposed by the Code. From time to time, the Board will designate which employees may participate in this additional supplemental executive retirement plan. This supplemental executive retirement plan will also be an "unfunded" promise to pay supplemental benefits in the future and any amount set aside to pay the benefits under the plan remains subject to the claims of First Savings' general creditors until they are paid to plan participants. First Savings may establish a grantor trust in connection with the plan to satisfy the obligations of First Savings under the plan. The grantor trust would be permitted to invest in a wide-variety of investments, including First Sentinel Common Stock. Pursuant to this additional supplemental plan, the estimated additional annual benefits payable upon retirement at normal retirement age for the plan's current participants, Messrs. Mulkerin and Martin, are $14,753 and $8,007, respectively.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features except as noted below.

     Prior to the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), First Savings provided loans to directors and executive officers at reduced rates and/or with points waived or reduced. FIRREA required that all loans made to directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations were recently modified to permit loans to be made to officers and directors on terms not available to the public, provided such terms are available to other full-time employees.

     During 1998, the Bank had outstanding two loans to executive officers and directors with balances exceeding $60,000, which loans were made on terms not available to the general public either prior to the enactment of FIRREA or subsequent to the recent modification of the federal regulations. As of December 31, 1998, Mr. Walter K. Timpson had a credit line with a variable rate of interest equal to the prime rate. The credit line was originated in October 1998. The highest balance outstanding on such credit line was $320,000, the original loan amount. The balance of the loan at December 31, 1998 was $279,669. In addition, Mr. John F. Cerulo, Jr. had a mortgage loan with a fixed interest rate of 8.125%, which was originated in April 1988. The highest balance outstanding on such loan during 1998 was $145,885, with a balance of $143,209 remaining at December 31, 1998.

            PROPOSAL II. RATIFICATION OF THE AMENDED AND RESTATED FIRST SENTINEL BANCORP, INC. 1998 STOCK-BASED INCENTIVE PLAN

     The Company's Board of Directors adopted the 1998 Stock-Based Incentive Plan (the "1998 Incentive Plan" or the "Plan") and the stockholders approved the Plan on December 16, 1998 (the "Effective Date"). Pursuant to the Plan, up to 1,655,037 shares of Common Stock are reserved for issuance by the Company upon the exercise of stock options to be granted to officers, directors, and employees from time to time. The Plan also reserved 662,014 shares for the award of restricted stock ("Stock Awards"). The Company is now submitting the Amended and Restated 1998 Stock-Based Incentive Plan to the stockholders for ratification (the "Amended

Plan"). The full text of the Amended Plan is set forth as Appendix A to this proxy statement and the summary of the Amended Plan provided below is qualified in its entirety by such reference.

UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" THE AMENDED AND RESTATED FIRST SENTINEL BANCORP, INC. 1998 STOCK-BASED INCENTIVE PLAN.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                                          ---
             THE AMENDED AND RESTATED FIRST SENTINEL BANCORP, INC.
                       1998 STOCK-BASED INCENTIVE PLAN.

     GENERAL. The 1998 Incentive Plan authorizes the granting of options to purchase Common Stock and Stock Awards. All officers, employees and non-employee directors ("Outside Directors") of the Company and its affiliates are eligible to receive awards under the 1998 Incentive Plan. The 1998 Incentive Plan is administered by the Compensation Committee of the Company (the "Committee"). Authorized but unissued shares, shares acquired in the open market or shares previously issued and reacquired by the Company may be used to satisfy the awards under the 1998 Incentive Plan. If authorized but unissued shares are utilized to fund the exercise of options granted under the 1998 Incentive Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing stockholders.

     As of December 31, 1998, options for 1,613,500 shares had been granted and Stock Awards of 641,800 shares had been awarded pursuant to the Plan. See "Beneficial Ownership of Common Stock" and "Proposal I Election of Directors Executive Compensation."

     PURPOSE OF AMENDMENT. Pursuant to regulations of the Office of Thrift Supervision ("OTS") applicable to stock benefit plans established or implemented within one year following the completion of a mutual-to-stock conversion of a savings institution or mutual holding company, the plan must contain certain restrictions and limitations, including among others, provisions requiring the vesting of options and Stock Awards to occur no more rapidly than ratably over a five year period and prohibiting the acceleration of vesting of options and Stock Awards except in the event of the death or disability of the recipient.
As a result, accelerated vesting of options and Stock Awards is not permitted in the case of a change in control of the Company or the Bank.

     OTS interpretive letters permit amendment of stock benefit plans to eliminate the restrictions and limitations described above, provided that stockholder ratification of such an amendment is obtained more than one year following the completion of the mutual-to-stock conversion. The Board of Directors has proposed the Amended Plan, subject to approval by stockholders of the Company, for the purpose of permitting the immediate vesting of all options and Stock Awards in the event of a change in control of the Company or the Bank. The Company does not have any present intention to engage in any transaction that would result in the accelerated vesting of options or Stock Awards as permitted by the Amended Plan and there can be no assurances that any such transaction will occur. Nevertheless, the Board has determined that the implementation of the Amended Plan is in the best interests of the stockholders of the Company, as well as the officers, directors and employees of the Company.

     The Amended Plan does not increase the number of shares of Common Stock reserved for issuance under the 1998 Incentive Plan or alter the classes of individuals eligible to participate in the 1998 Incentive Plan. In the event that the Amended Plan is not ratified by stockholders at the Annual Meeting, the Amended Plan will not take effect, but the 1998 Incentive Plan will remain in effect. The principal provisions of the 1998 Incentive Plan, as amended and restated, are described below.

AWARDS

     TYPES OF AWARDS. The 1998 Incentive Plan authorizes the grant of options and Stock Awards (collectively, the "Awards") to officers, employees and Outside Directors in the form of: (i) options to purchase First Sentinel's Common Stock intended to qualify as incentive stock options under Section 422 of the Code (options that afford tax benefits to the recipients upon compliance with certain conditions and do not result in tax deductions to First Sentinel), referred to as "Incentive Stock Options"; (ii) options that do not so qualify (options that do not afford income tax benefits to recipients, but which may provide tax deductions to First Sentinel), referred to as "Non-statutory Stock Options";
(iii) limited rights that are exercisable only upon a change in control of First Sentinel ("Limited Rights") (as defined in the 1998 Incentive Plan); and (iv) Stock Awards, which provide a grant of Common Stock that vests over time (a portion of such vesting is contingent upon the attainment of stated performance goals for all officers, employees and Outside Directors who receive such Stock Awards).

     OPTIONS. The 1998 Incentive Plan provides for the granting of options to purchase Common Stock of First Sentinel ("Options") to employees, officers and Outside Directors for up to 1,655,037 shares. Pursuant to the 1998 Incentive Plan, the Committee has the authority to determine the date, or dates, on which Options shall become exercisable and any other conditions which must be met prior to becoming exercisable. The exercise price of an Option may be paid in cash or in Common Stock at the discretion of the Committee. See "--Method of Exercise of Options."

     All options granted to employees will be qualified as Incentive Stock Options to the extent permitted under Section 422 of the Code. Incentive Stock Options, at the discretion of the Committee with the concurrence of the holder, may be converted into Non-Statutory Stock Options. The exercise price of all Incentive Stock Options must be a minimum of 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. In order to qualify as Incentive Stock Options under Section 422 of the Code, the option must be granted to an employee, the exercise price must not be less than 100% of the fair market value on the date of grant, the term of the option may not exceed ten years from the date of grant, and no more than $100,000 of options may become exercisable or vest in any fiscal year. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant. The exercise price of the Options granted on December 16, 1998 is $9.00 per share.

     Each Outside Director of First Sentinel or its affiliates is eligible to receive Non-Statutory Stock Options to purchase shares of Common Stock. Additionally, officers and employees are eligible to receive Non-Statutory Stock Options under the 1998 Incentive Plan to the extent they are ineligible to receive Incentive Stock Options. The exercise price of each Non-Statutory Stock Option shall be equal to the greater of the fair market value of the Common Stock on the date the option is granted. The exercise price of the Options granted on December 16, 1998 is $9.00 per share.

     Options granted under the 1998 Incentive Plan may be exercised at such times as the Committee determines, but in no event shall an Option be exercisable more than ten years from the date of grant (or five years from date of grant for a 10% owner). Unless otherwise determined by the Committee, upon termination of an optionee's services for any reason other than death, disability, change in control, retirement or termination for cause, all exercisable Options shall remain exercisable for a period of three (3) months following termination and all unexercised Options shall be canceled. Unless otherwise determined by the Committee, in the event of the death or disability of the optionee, and, assuming stockholder ratification of the Amended Plan, in the event of a change in control of the Company or the Bank, all unexercisable Options held by such optionee will become fully exercisable and remain exercisable for up to one (1) year thereafter. In the event of termination for cause, all exercisable and unexercisable options held by the optionee shall be canceled. In the event of the retirement of an optionee, all exercisable options shall remain exercisable for a period of one (1) year, and the Committee shall have the discretion to allow unexercisable options to continue to vest in accordance with their original terms, provided the optionee is immediately engaged as a consultant, advisor or advisory director of First Sentinel or any of its affiliates. Any option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the optionee exercises such option more than three (3) months after retirement.

     LIMITED RIGHTS. The 1998 Incentive Plan also provides the Committee with the ability to grant a Limited Right concurrently with any Option. Limited Rights are related to specific Options granted and become exercisable only upon a change in control of First Savings or First Sentinel. Upon exercise, the holder will be entitled to receive, in lieu of purchasing the stock underlying the Option, a lump sum cash payment equal to the difference between the exercise price of the related Option and the fair market value of the shares of Common Stock subject to the Option on the date of exercise of the right less any applicable tax withholding.

     STOCK AWARDS. The 1998 Incentive Plan also authorizes the granting of Stock Awards to employees and Outside Directors, in an amount not to exceed 662,014 shares in the aggregate. The Committee has the authority to determine the dates on which Stock Awards granted will vest or any other conditions that must be satisfied prior to vesting.

     When Stock Awards are distributed in accordance with the 1998 Incentive Plan, the recipients will also receive amounts equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon, minus any required tax withholding amounts. Prior to vesting, recipients of Awards may direct the voting of shares of Common Stock granted to them and held in a trust established to hold shares of Common Stock which were, or may be, granted under the 1998 Incentive Plan. Shares of Common Stock held by the 1998 Incentive Plan trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of Awards.

     Unless otherwise determined by the Committee, upon termination of the services of a holder of a Stock Award for any reason other than death, disability, change in control, retirement or termination for cause, all such holder's rights in unvested Stock Awards shall be canceled. Unless otherwise determined by the Committee, in the event of the death or disability of the holder of the Stock Award, and assuming stockholder ratification of the proposed Amended Plan, in the event of a change in control of the Company or the Bank, all unvested Stock Awards held by such individual will become fully vested. In the event of termination for cause of a holder of a Stock Award, all unvested Stock Awards held by such individual shall be canceled. In the event of a Stock Award holder's retirement, the Committee shall have the discretion to determine that all unvested Stock Awards shall continue to vest in accordance with their original terms, provided the holder is engaged as a consultant, advisor or advisory director of First Sentinel or any of its affiliates.

TAX TREATMENT

     OPTIONS. An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If certain holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the Common Stock is recognized as income taxable at long-term capital gains rates. No compensation deduction may be taken by First Sentinel as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met.

     In the case of the exercise of a Non-Statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the fair market value of the Common Stock. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a Non-Statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition will be a deductible expense of First Sentinel for tax purposes.

     LIMITED RIGHTS. In the case of Limited Rights, the holder would have to include the amount paid to him upon the exercise of the Limited Right in his gross income for federal income tax purposes in the year in which the payment is made and First Sentinel would be entitled to a deduction for federal income tax purposes of the amount paid.

     STOCK AWARDS. When shares of Common Stock, as Stock Awards, are distributed, the recipient is deemed to receive ordinary income equal to the fair market value of such shares at the date of distribution plus any dividends and earnings on such shares and First Sentinel is permitted a commensurate compensation expense deduction for income tax purposes.

PERFORMANCE AWARDS

     GENERAL. The 1998 Incentive Plan provides the Committee with the ability to condition or restrict the vesting or exercisability of any Award upon the achievement of performance targets or goals as set forth under the 1998 Incentive Plan. Any Award subject to such conditions or restrictions is considered to be a "Performance Award." Subject to the express provisions of the 1998 Incentive Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Performance Award, including the amount of the award, or a formula for determining such, the performance criteria and level of achievement related to these criteria which determine the amount of the award granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance (a "performance period"), the timing of delivery of any awards earned, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the 1998 Incentive Plan, as may be determined from time to time by the Committee. The performance criteria upon which Performance Awards are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Performance Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m), the performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under a Performance Award may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not increase the amount earned upon satisfaction of any performance goal by any participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

     QUALIFYING PERFORMANCE CRITERIA AND SECTION 162(M) LIMITS. Subject to stockholder approval of the Plan, the performance criteria for any Performance Award that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be based upon any one or more of the performance criteria listed below, either individually, alternatively or in any combination, applied to either First Sentinel as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as pre-established by the Committee under the terms of the Award. Those performance criteria are: net income, as adjusted for non-recurring items; cash earnings; earnings per share; cash earnings per share; return on equity; return on assets; assets; stock price; total shareholder return; capital; net interest income; market share; cost control or efficiency ratio; and asset growth.

     The aggregate amount of Options granted under the Plan during any 60-month period to any one participant may not exceed 25% of the total amount of options available to be granted under the 1998 Incentive Plan. The aggregate amount of shares of Common Stock issuable under a Stock Award granted under the 1998 Incentive Plan for any 60-month period to any one participant may not exceed 25% of the total amount of Stock Awards available to be granted under the 1998 Incentive Plan.

     PAYOUT OF AWARDS. Payment due to a participant upon the exercise of an option or the redemption of a Stock Award shall be in the form of shares of Common Stock. Payment upon the exercise of a Limited Right shall be made in cash. Any shares of Common Stock tendered in payment of an obligation arising under the 1998 Incentive Plan or applied to tax withholding amounts shall be valued at the fair market value of the Common Stock. The Committee may use treasury stock, authorized but unissued stock or it may direct the market purchase of shares of Common Stock to satisfy its obligations under the 1998 Incentive Plan.

METHOD OF EXERCISE OF OPTIONS

     Subject to the terms of the 1998 Incentive Plan, the Committee has discretion to determine the form of payment for the exercise of an Option. The Committee may indicate acceptable forms in the Award Agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee. The Committee may permit the following forms of payment for Options: (a) in cash or by certified or cashiers check, or (b) by tendering previously acquired shares of Common Stock. Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the fair market value of the Common Stock on the due date prior to the date of exercise.

AMENDMENT

     The Board of Directors may amend the 1998 Incentive Plan in any respect, at any time, provided that no amendment may affect the rights of the holder of an Award without his or her permission. In addition, no amendment may adversely affect the rights of an Award recipient without his or her permission.

ADJUSTMENTS

     In the event of any change in the outstanding shares of Common Stock of First Sentinel by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by First Sentinel, or in the event an extraordinary capital distribution is made, including the payment of an extraordinary dividend, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution or enlargement of the rights of the holder. All Awards under this 1998 Incentive Plan shall be binding upon any successors or assigns of First Sentinel.

NONTRANSFERABILITY

     Unless determined otherwise by the Committee, awards under the 1998 Incentive Plan shall not be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a domestic relations order. With the consent of the Committee, a participant may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, in the event of the death of the participant.

ACCELERATED VESTING UPON A CHANGE IN CONTROL

     Currently, the 1998 Incentive Plan requires that Options and Stock Awards granted to directors or employees become first exercisable no more rapidly than ratably over a five-year period (with acceleration upon death or disability).
As permitted by OTS interpretive letters, the Amended Plan will specifically authorize the acceleration of vesting of Options and Stock Awards upon a Change in Control (as such term is defined in the Amended Plan, attached hereto as Appendix A). Such Amended Plan will affect previously awarded Options and Stock Awards and any Options and Stock Awards that may be granted in the future. Pursuant to the Amended Plan, upon a Change in Control, all Options and Stock Awards that are outstanding as of the date of a Change in Control will automatically become exercisable and nonforfeitable.

NEW PLAN BENEFITS

     The following table provides certain information with respect to all Awards that are intended to be granted immediately after the Annual Meeting, irrespective of whether stockholder approval of the amendments are obtained, under the Incentive Plan, to two new directors who did not receive Awards under the Incentive Plan previously. At this time, no other specific grants of Awards have been determined under the Incentive Plan.

                                                                NEW PLAN BENEFITS
                                                                -----------------
                                       STOCK OPTION AWARDS                              STOCK AWARDS
                                       -------------------                              ------------
                                  DOLLAR                NUMBER                  DOLLAR                 NUMBER
   NAME AND POSITION             VALUE (1)            OF UNITS (2)             VALUE (3)            OF UNITS (2)
-------------------------        ---------            ------------             ---------            ------------
Non-Executive Director
group (2 persons).......             --                  165,500                $529,600                66,200

____________________
(1) The "dollar value" for options to be granted pursuant to the Incentive Plan on the date of grant will be zero , as the exercise price for such options will be the greater of the fair market value on the date of grant, which is intended to be the date of stockholder ratification, or $9.00 per share.
(2) 41,537 Stock Option Awards and 20,215 Stock Awards remain unallocated under the Incentive Plan.
(3) Based upon $8.00, the closing price of the Common Stock, as reported on the Nasdaq National Market on March 17, 1999.

              PROPOSAL III.  RATIFICATION OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1998, were KPMG LLP. The Company's Board of Directors has re-appointed KPMG LLP to continue as independent auditors for the Bank and the Company for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     To be included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2000, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, not later than December 1, 1999. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close or business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

     A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FIRST SENTINEL BANCORP, INC., 1000 WOODBRIDGE CENTER DRIVE, WOODBRIDGE, NEW JERSEY 07095.

                         By Order of the Board of Directors

                         /s/ Christopher Martin

                         Christopher Martin, Secretary

Woodbridge, New Jersey
March 31, 1999


     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A


                          FIRST SENTINEL BANCORP, INC.
                              AMENDED AND RESTATED
                        1998 STOCK-BASED INCENTIVE PLAN


1.   DEFINITIONS.
     -----------

     (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Code and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     (b) "Alternate Option Payment Mechanism" refers to one of several methods available to a Participant to fund the exercise of a stock option set out in
Section 11 hereof. These mechanisms include: broker assisted cashless exercise and stock for stock exchange.

     (c) "Award" means a grant of one or some combination of one or more Non-statutory Stock Options, Incentive Stock Options and Stock Awards under the provisions of this Plan.

     (d) "Bank" means First Savings Bank, SLA.

     (e) "Board of Directors" or "Board" means the board of directors of the Holding Company or the Bank and Directors Emeritus of the Holding Company or the Bank.

     (f) "Change in Control" means a change in control of the Bank or Holding Company of a nature that; (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a Change in Control within the meaning of the Home Owners' Loan Act of 1933, as amended ("HOLA") and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under such rules and regulations the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors of the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) after a solicitation of shareholders of the Holding Company, by someone other than current management of the Holding Company, stockholders approve a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

     (g) "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means a committee consisting of the entire Board of Directors or consisting solely of two or more members of the Board of Directors who are defined as Non-Employee Directors as such term is defined under Rule 16b-3(b)(3)(i) under the Exchange Act as promulgated by the Securities and Exchange Commission.

     (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 15 hereof.

     (j) "Date of Grant" means the effective date of an Award.

     (k) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

     (l) "Effective Date" means December 16, 1998, the effective date of the Plan.

     (m) "Employee" means any person who is currently employed by the Holding Company or an Affiliate, including officers, but such term shall not include Outside Directors.

     (n) "Employee Participant" means an Employee who holds an outstanding Award under the terms of the Plan.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (p) "Exercise Price" means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the option to be exchanged for shares of Common Stock.

     (q) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the high and low bid prices of the Common Stock as reported on the Nasdaq Stock Market (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not traded on the Nasdaq Stock Market, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith.

     (r) "Holding Company" means First Sentinel Bancorp, Inc.

     (s) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7 hereof and is intended to be such under Section 422 of the Code.

     (t) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 8 hereof.

     (u) "Non-statutory Stock Option" means an Option to a Participant pursuant to Section 6 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee as a Non-statutory Stock Option or which is designated an Incentive Stock Option under Section 7 hereof, but does not meet the requirements of such under Section 422 of the Code.

     (v) "Option" means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Section 6 or 7 hereof.

     (w) "Outside Director" means a member of the Board of Directors or a Director Emeritus of the Holding Company or its Affiliates, who is not also an Employee.

     (x) "Outside Director Participant" means an Outside Director who holds an outstanding Award under the terms of the Plan.

     (y) "Participant(s)" means collectively an Employee Participant and/or an Outside Director Participant who hold(s) outstanding Awards under the terms of the Plan.

     (z) "Performance Goal" is a specific condition or goal which may be set by the Committee as a prerequisite to the vesting of a Stock Award in accordance with Section 9(b) hereof.

     (aa) "Retirement" with respect to an Employee Participant means termination of employment which constitutes retirement under any tax qualified plan maintained by the Bank. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve as a consultant to or on the Board of Directors of the Holding Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director

Participant, "Retirement" means the termination of service from the Board of Directors of the Holding Company or its Affiliates following written notice to the Board as a whole of such Outside Director's intention to retire, except that an Outside Director Participant shall not be deemed to have "retired" for purposes of the Plan in the event he continues to serve as a consultant to the Board or as an advisory director or director emeritus, including pursuant to any retirement plan of the Holding Company or the Bank.

     (bb) "Stock Awards" are Awards of Common Stock which may vest immediately or over a period of time. Vesting of Stock Awards under Section 9 hereof may be contingent upon the occurrence of specified events or the attainment of specified performance goals as determined by the Committee.

     (cc) "Termination for Cause" shall mean, in the case of a Director, removal from the Board of Directors, or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of Participant's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or in the case of an employee without a written employment agreement with the Bank or Holding Company, any other grounds provided for under employment policies of the Bank or Holding Company in effect at the Effective Date or as amended from time to time.

     (dd) "Trust" means a trust established by the Board in connection with this Plan to hold Plan assets for the purposes set forth herein.

     (ee) "Trustee" means that person or persons and entity or entities approved by the Board to hold legal title to any of the Trust assets for the purposes set forth herein.

2.   ADMINISTRATION.
     --------------

     (a) The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to grant awards to Employees and establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable.
All determinations and interpretations made by the Committee shall be binding and conclusive on all Employee Participants and Outside Director Participants in the Plan and on their legal representatives and beneficiaries.

     (b) Awards to Outside Directors of the Holding Company or its Affiliates shall be granted by the Board of Directors or the Committee, pursuant to the terms of this Plan.

     (c) Actual transference of the Award requires no, nor allows any, discretion by the Trustee.

3.   TYPES OF AWARDS AND RELATED RIGHTS.
     -----------------------------------

     The following Awards and related rights as described below in Paragraphs 6 through 12 hereof may be granted under the Plan:

     (a)  Non-statutory Stock Options
     (b)  Incentive Stock Options
     (c)  Limited Rights
     (d)  Stock Awards

4.   STOCK SUBJECT TO THE PLAN.
     -------------------------

     Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Common Stock reserved for Awards under the Plan is 2,317,051 shares, which number may not be in excess of 14% of the number of shares of the Common Stock sold in the Company's Subscription and Community Offering completed on April 8, 1998 (not including those shares of Common Stock issued in exchange for shares of First Savings Bank, SLA Common Stock). Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Common Stock reserved hereby for purchase pursuant to the exercise of Options and Option-related Awards granted under the Plan is 1,655,037 shares, which number may not be in excess of 10% of the number of shares of Common Stock sold in the Company's Subscription and Community Offering completed on April 8, 1998 (not including those shares of Common Stock issued in exchange for shares of First Savings Bank, SLA Common Stock). The maximum number of the shares of Common Stock reserved for award as Stock Awards is 662,014 shares, which number is not in excess of 4% of the number of shares of Common Stock sold in the Company's Subscription and Community Offering completed on April 8, 1998 (not including those shares of Common Stock issued in exchange for shares of First Savings Bank, SLA Common Stock). These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Holding Company. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire, or are forfeited without having been exercised (or in cases where a Limited Right has been granted in connection with an option, the amount of such Limited Right received in lieu of the exercise of such option), new Awards may be made with respect to those shares underlying such terminated, expired or forfeited Options or Stock Awards.

5.   ELIGIBILITY.
     -----------

     Subject to the terms herein, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

6.   NON-STATUTORY STOCK OPTIONS.
     ---------------------------

     The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded under the Plan, from time to time, grant Non-statutory Stock Options to

Employees and Outside Directors, upon such terms and conditions as the Committee may determine and grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan under such terms and conditions as the Committee may determine. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Exercise Price.  The Exercise Price of each Non-statutory Stock Option
         --------------
shall be determined by the Committee. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. Shares of Common Stock underlying a Non-statutory Stock Option may be purchased only upon full payment of the Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.

     (b) Terms of Non-statutory Stock Options.  The term during which each Non-
         ------------------------------------
statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The shares of Common Stock underlying each Non-statutory Stock Option installment may be purchased in whole or in part by the Participant at any time during the term of such Non-statutory Stock Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options. Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Non-statutory Stock Option is not transferable and may be exercisable in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Non-statutory Stock Option is transferable by will or the laws of descent and distribution.

     (c) NSO Agreement.  The terms and conditions of any Non-statutory Stock
         --------------
Option granted shall be evidenced by an agreement (the "NSO Agreement") which shall be subject to the terms and conditions of the Plan.

     (d) Termination of Employment or Service. Unless otherwise determined by
         ------------------------------------
the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provisions set forth herein or contained in any NSO Agreement relating to an award of a Non-statutory Stock Option, in the event of termination of the Participant's employment or service for Disability or death, all Non-statutory Stock Options held by such Participant shall immediately vest and be exercisable for one year after such termination of service, and, in the event of a Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire immediately upon such Termination for Cause.

     (e)  Change in Control.  Unless otherwise determined by the Committee, and
          ------------------
notwithstanding any other provision of the Plan, in the event of a Change in Control, all Non-statutory Stock Options held by the Participant, whether or not vested at such time, shall become vested to the Participant or his legal representatives or beneficiaries upon the Change in Control.

7.   INCENTIVE STOCK OPTIONS.
     -----------------------

     The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded under the Plan, from time to time, grant Incentive Stock Options to Employees upon such terms and conditions as the Committee may determine. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a)  Exercise Price.  The Exercise Price of each Incentive Stock Option
          --------------
shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to an Employee Participant, such Employee Participant owns Common Stock representing more than 10% of the total combined voting securities of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Holding Company, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee Participant, or by or for any corporation, partnership, estate or trust of which such Employee Participant is a shareholder, partner or beneficiary) ("10% Owner"), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock
on the Date of Grant.   Shares may be purchased only upon payment of the full
Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.

     (b)  Amounts of Incentive Stock Options.  Incentive Stock Options may be
          ----------------------------------
granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Employee Participant during any calendar year (under all plans of the Employee Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an Award of an Incentive Stock Option under this Section 7 exceeds this $100,000 limit, the portion of the Award in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Options granted as Incentive Stock Options as Non-Statutory Stock Options. Such Non-statutory Stock Options shall be subject to Section 6 hereof.

     (c)  Terms of Incentive Stock Options.  The term during which each
          --------------------------------
Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee Participant who is a

10% Owner, the Incentive Stock Option granted to such Employee Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Employee Participant to whom it is granted. The designation of a beneficiary does not constitute a transfer.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable. The shares comprising each installment of the Incentive Stock Option may be purchased in whole or in part at any time during the term of such Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. The acceleration of any Incentive Stock Option under the authority of this paragraph shall not create a right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.

     (d) ISO Agreement.  The terms and conditions of any Incentive Stock Option
         -------------
granted shall be evidenced by an agreement (the "ISO Agreement") which shall be subject to the terms and conditions of the Plan.

     (e) Termination of Employment. Unless otherwise determined by the
         -------------------------
Committee, upon the termination of an Employee Participant's employment for any reason other than Disability, death or Termination for Cause, the Employee Participant's Incentive Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provision set forth herein or contained in any ISO Agreement relating to an award of an Incentive Stock Option, in the event of termination of the Employee Participant's employment for Disability or death, all Incentive Stock Options held by such Employee Participant shall immediately vest and be exercisable for one year after such termination, and, in the event of Termination for Cause, all rights under the Employee Participant's Incentive Stock Options shall expire immediately upon termination. No Incentive Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such Incentive Stock Option is exercised more than three months following the date of Participant's cessation of employment. In no event shall an Incentive Stock Option be exercisable beyond the expiration of the Incentive Stock Option term.

     (f) Change in Control.  Unless otherwise determined by the Committee, and
         ------------------
notwithstanding any other provision of the Plan, in the event of a Change in Control, all Incentive Stock Options held by the Participant, whether or not vested at such time, shall become vested to the Participant or his legal representatives or beneficiaries upon the Change in Control.

     (g) Compliance with Code.  The Incentive Stock Options granted under this
         --------------------
Section 7 are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. All Options that do not so qualify shall be treated as Non-statutory Stock Options.

8.   LIMITED RIGHT.
     -------------

     Simultaneously with the grant of any Option to an Employee or Outside Director, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights.  In no event shall a Limited Right be exercisable in
         ---------------
whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

     Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the purchase price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment.  Upon exercise of a Limited Right, the holder shall promptly
         -------
receive from the Holding Company an amount of cash equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is exercised. Payments shall be less any applicable tax withholding as set forth in Section 16 hereof.

9.   STOCK AWARD.
     -----------

     The Committee may, subject to the limitations of the Plan, from time to time, make an Award of shares of Common Stock to Employees and Outside Directors ("Stock Awards"). The Stock Awards shall be made subject to the following terms and conditions:

     (a) Payment of the Stock Award.  The Stock Award may only be made in whole
         --------------------------
shares of Common Stock. Stock Awards may only be granted from shares reserved under the Plan but unawarded at the time the new Stock Award is made.

     (b) Terms of the Stock Awards.  The Committee shall determine the dates on
         -------------------------
which Stock Awards granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Stock Award. Notwithstanding other paragraphs in this Section 9, the Committee may, in its sole discretion, accelerate the vesting of any Stock Award. The acceleration of any Stock Award under the authority of this paragraph shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.

     (c) Stock Award Agreement. The terms and conditions of any Stock Award
         ---------------------
shall be evidenced by an agreement (the "Stock Award Agreement") which such Stock Award Agreement will be subject to the terms and conditions of the Plan. Each Stock Award Agreement shall set forth:

         (i)   the period over which the Stock Award will vest;

         (ii) the performance goals, if any, which must be satisfied prior to the vesting of any installment or portion of the Stock Award. The performance goals may be set by the Committee on an individual level, for all Participants, for all Awards made during a given period of time, or for all Awards for indefinite periods;


     (d) Certification of Attainment of the Performance Goal.  No Stock Award or
         ---------------------------------------------------
portion thereof that is subject to a performance goal is to be distributed to an Employee Participant until the Committee certifies that the underlying performance goal has been achieved, or in the case of an Outside Director Participant, until an independent third party presents a certification to the Board of Directors that the underlying performance goal associated with a Stock Award has been achieved.

     (e) Termination of Employment or Service. Unless otherwise determined by
         ------------------------------------
the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death or Termination for Cause, the Participant's unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any NSO Agreement relating to an award of a Non-statutory Stock Option, in the event of termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant, including any portion of a Stock Award subject to a performance goal, shall immediately vest and, in the event of the Participant's Termination for Cause, the Participant's unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

     (f) Change in Control.  Unless otherwise determined by the Committee, and
         ------------------
notwithstanding any other provision of the Plan, in the event of a Change in Control, all Stock Awards held by the Participant, whether or not vested at such time, shall become vested to the Participant or his legal representatives or beneficiaries upon the Change in Control.

     (g) Non-Transferability.  Except to the extent permitted by the Code, the
         -------------------
rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:


         (i) The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

          (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.

          (iii) If a recipient of a Stock Award is subject to the provisions of
                Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Stock Award Agreement), be sold or otherwise disposed of within six months following the date of grant of the Stock Award.

     (h)  Accrual of Dividends.  Whenever shares of Common Stock underlying a
          --------------------
Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends or distributions (other than distributions in shares of Common Stock) and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends paid out.

     (i)  Voting of Stock Awards.  After a Stock Award has been granted, but for
          -----------------------
which the shares covered by such Stock Award have not yet been earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to direct the Trustee as to the voting of such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose. All shares of Common Stock held by the Trust as to which Participants are not entitled to direct, or have not directed the voting, shall be voted by the Trustee in the same proportion as the Common Stock covered by Stock Awards which have been awarded is voted.

10.  PAYOUT ALTERNATIVES
     -------------------

     Payments due to a Participant upon the exercise or redemption of an Award, may be made subject to the following terms and conditions:

     (a)  Discretion of the Committee.  The Committee has the sole discretion to
          ---------------------------
determine what form of payment (whether monetary, Common Stock, a combination of payout alternatives or otherwise) it shall use in making distributions of payments for all Awards. If the Committee requests any or all Participants to make an election as to form of distribution or payment, it shall not be considered bound by the election.

     (b)  Payment in the form of Common Stock.  Any shares of Common Stock
          -----------------------------------
tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the issuance of such stock to the Participant.

11.   ALTERNATE OPTION PAYMENT MECHANISM
      ----------------------------------

      The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the ISO or NSO Agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

     (a)  Cash Payment.  The exercise price may be paid in cash or by certified
          ------------
check.

     (b)  Borrowed Funds.  To the extent permitted by law, the Committee may
          --------------
permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (c)  Exchange of Common Stock.
          ------------------------

          (i) The Committee may permit payment by the tendering of previously acquired shares of Common Stock. This includes the use of "pyramiding transactions" whereby some number of Options are exercised; then the shares gained through the exercise are tendered back to the Holding Company as payment for a greater number of Options. This transaction may be repeated as needed to exercise all of the Options available.

          (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

12.  RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY.
     -------------------------------------------

     No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ or service of the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

     Except as permitted under the Code (with respect to Incentive Stock Options) and the rules promulgated pursuant to Section 16(b) of the Exchange Act or any successor statutes or rules, no Award under the Plan shall be transferable by the Participant other than by will or the laws of intestate succession or pursuant to a domestic relations order or unless determined otherwise by the Committee.

13.  AGREEMENT WITH GRANTEES.
     -----------------------

     Each Award will be evidenced by a written agreement(s) (whether constituting an NSO Agreement, ISO Agreement, Stock Award Agreement or any combination thereof), executed by the Participant and the Holding Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the Exercise Price if any, the terms or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Committee, or the Board of Directors, and may describe or specify tax law considerations or applicable securities law considerations.

14.  DESIGNATION OF BENEFICIARY.
     --------------------------

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

15.  DILUTION AND OTHER ADJUSTMENTS.
     ------------------------------

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event a capital distribution is made, the Committee will make such adjustments to Awards to prevent dilution, diminution or enlargement of the rights of the Participant, as the Committee deems appropriate, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

     (c) adjustments in the exercise price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

     Alternatively, the Committee could provide the participant with a cash benefit for shares underlying vested, but unexercised options, in order to achieve the aforementioned effect. All awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

16.  TAX WITHHOLDING.
     ---------------

     Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. Any withholding shall comply with Rule 16b-3 or any amendment or successive rule. Shares of Common Stock withheld to pay for tax withholding amounts shall be valued at their Fair Market Value on the date the Award is deemed taxable to the Participant.

17.  AMENDMENT OF THE PLAN.
     ---------------------

     The Board of Directors may at any time, and from time to time, subject to applicable rules and regulations, modify or amend the Plan, or any Award granted under the Plan, in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

     Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

     No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.


18.  EFFECTIVE DATE OF PLAN.
     ----------------------

     The Plan became effective on December 16, 1998. All amendments to the Plan are effective upon approval by the Board of Directors, subject to shareholder ratification when specifically required under the Plan.

19.  TERMINATION OF THE PLAN.
     -----------------------

     The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options or the distribution of Stock Awards which together with the exercise of Limited Rights is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

20.  APPLICABLE LAW
     --------------

     The Plan will be administered in accordance with the laws of the State of Delaware and applicable federal law.

21.  DELEGATION OF AUTHORITY
     -----------------------

     The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Award agreements; the determination of Fair Market Value; and the determination of all other aspects of administration of the Plan to the executive officer(s) of the Holding Company or the Bank. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or the Bank for determinations to be made pursuant to the Plan, including the ttainment of performance goals. However, only the Committee or a portion of the Committee may certify the attainment of a performance goal.

          IN WITNESS WHEREOF, the Holding Company has established this Plan to be executed by its duly authorized executive officer and the corporate seal to be affixed and duly attested, effective as of the 27th day of January, 1999.


[CORPORATE SEAL]                             FIRST SENTINEL BANCORP, INC.



January 27, 1999                       By:   /s/ Walter K. Timpson
-----------------                            ------------------------------
Date                                         Chairman of the Board


ADOPTED BY THE BOARD OF DIRECTORS:


January 27, 1999                       By:   /s/ Christopher Martin
-----------------                            ------------------------------
Date                                         Secretary

[X]  PLEASE MARK VOTES                                            REVOCABLE PROXY
     AS IN THIS EXAMPLE                                           FIRST SENTINEL BANCORP, INC.

               ANNUAL MEETING OF STOCKHOLDERS                                                                   For   With-  For All
                    APRIL 29, 1999                                                                                    hold   Except
                      10:00 A.M.                                      1.  The election as directors of all      [_]   [_]     [_]
                                                                      nominees listed (except as marked
     The undersigned appoints the official proxy committee            to the contrary below);
   consisting of all the members of the Board of Directors of
   First Sentinel Bancorp, Inc. (the "Company"), each with full       Donald T. Akey, M.D.            Joseph Chadwick
   power of substitution, to act as attorneys and proxies for         Walter K. Timpson
   the undersigned, and to vote all shares of Common Stock of
   the Company which the undersigned is entitled to vote only         INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   at the Annual Meeting of Stockholders, to be held at the           INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND
   Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New       WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
   Jersey, on April 29, 1999, at 10:00 a.m. and at any and all
   adjournments thereof, as follows:
                                                                  __________________________________________________________________


                                                                  2.  The ratification of the Amended       For   Against   Abstain
                                                                      and Restated First Sentinel           [_]     [_]       [_]
                                                                      Bancorp, Inc. 1998 Stock-Based
                                                                      Incentive Plan.

                                                                  3.  The ratification of KPMG LLP as       For   Against   Abstain
                                                                      the independent auditors of the       [_]     [_]       [_]
                                                                      Company for the year ending
                                                                      December 31, 1999.
                                                                  PLEASE CHECK BOX IF YOU PLAN TO ATTEND
                                                                  THE ANNUAL MEETING                                      [_]

                                                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                                                                                        LISTED PROPOSALS.

                                           ------------------
   Please be sure to sign and date           Date                   This Proxy is revocable and will be voted as directed, but if no
    this Proxy in the box below.                                  instructions are specified, this Proxy will be voted FOR the
-------------------------------------------------------------     proposals listed. If any other business is presented at the Annual
                                                                  Meeting, including whether or not to adjourn the meeting, this
                                                                  Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

 Stockholder sign above         Co-holder (if any) sign above         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
-------------------------------------------------------------


   Detach above card, sign, date and mail in postage paid envelope provided.

                         FIRST SENTINEL BANCORP, INC.
--------------------------------------------------------------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated March 31, 1999.
  Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------